Exhibit 3.1

ARTICLES OF INCORPORATION
OF
ETELCHARGE.COM

The undersigned proposes to form a corporation under the laws of the State of Nevada, relating to private corporations, and to that end hereby adopts articles of incorporation as follows:

ARTICLE  ONE
NAME

The name of the corporation is ETELCHARGE.COM.

ARTICLE  TWO
LOCATION

The registered office of this corporation is at 318 North Carson Street, Suite 214, City of Carson City, State of Nevada, 89701. The resident agent is State Agent and Transfer Syndicate, Inc.

ARTICLE  THREE
PURPOSES

This corporation is authorized to carry on any lawful business or enterprise.

ARTICLE  FOUR
CAPITAL STOCK

The amount of the total authorized capital of this corporation is $30,000 as 10,000,000 shares each with a par value of three tenths of a cent ($0.003). Such shares are non-assessable.

ARTICLE  FIVE
DIRECTORS

The initial governing board of this corporation shall be styled directors and shall have one member. The name and address of the member of the first board of directors is:

Carl O. Sherman
318 North Carson Street, Suite 214
Carson City NV 89701

ARTICLE  SIX
ELIMINATING PERSONAL LIABILITY

Officers and directors shall have no personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as an officer or director. This provision does not eliminate or limit the liability of an officer or director for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the payment of distributions in violation of NRS 78.300.

ARTICLE  SEVEN
INCORPORATORS

The name and address of the incorporator is: State Agent and Transfer Syndicate, Inc., 318 North Carson Street, Suite 214, Carson City, Nevada  89701.

ARTICLE  EIGHT
PERIOD OF EXISTENCE

The period of existence of this corporation shall be perpetual.

ARTICLE  NINE
AMENDMENT OF ARTICLES OF INCORPORATION

The articles of incorporation of the corporation may be amended from time to time by a majority vote of all shareholders voting by written ballot in person or by proxy held at any general or special meeting of shareholders upon lawful notice.

ARTICLE  TEN
VOTING OF SHARES

In any election participated in by the shareholders, each shareholder shall have one vote for each share of stock he owns, either in person or by proxy as provided by law. Cumulative voting shall not prevail in any election by the shareholders of this corporation.

IN WITNESS WHEREOF the undersigned, STATE AGENT AND TRANSFER SYNDICATE, INC., for the purpose of forming a corporation under the laws of the State of Nevada, does make, file and record these articles, and certifies that the facts herein stated are true; and I have accordingly hereunto set my hand this day, June 4, 1999.

INCORPORATOR:

/s/ Cher Falk
Cher Falk for
State Agent and Transfer Syndicate, Inc.
STATE OF NEVADA

COUNTY OF CARSON CITY

On June 4, 1999, Cher Falk personally appeared before me, a notary public, and executed the above instrument.

/s/ Liana Comeaux
Liana Comeaux
Signature of Notary

CERTIFICATE OF ACCEPTANCE
OF APPOINTMENT BY RESIDENT AGENT

State Agent and Transfer Syndicate, Incorporated hereby certifies that on June 4, 1999, we accepted appointment as Resident Agent for the above named corporation in accordance with Sec. 78.090, NRS 1957.

IN WITNESS WHEREOF, I have hereunto set my hand this June 4, 1999.

/s/ Cher Falk
Cher Falk for
State Agent and Transfer Syndicate, Inc.

-Remit in Duplicate-

(filed October 13, 2000)
Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporation

(Pursuant to NRS 78.385 and 78.390 – After issuance of Stock)

1. Name of corporation:  eTelcharge.com, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

ARTICLE FOUR CAPITAL STOCK: The amount of the total authorized capital stock of this corporation is $150,000 as 50,000,000 shares each with a par value of three tenths of a cent ($0.003).  Such shares are non-assessable.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:  9,130,000

Signatures (Required)

/s/ Carl O. Sherman                                                                                     and           /s/ [illegible]
President or Vice President                                                                       Secretary or Asst. Secretary

*If any proposed amendment would alter or change any preference or any relative or other tight given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT:  Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of Dean Heller Secretary of State State of Nevada	Document Number 20050084985-81 Filing Date and Time 03/25/2005 3:16 PM Entity Number C13914-1999
Certificate of Amendment (PURSUANT TO NRS 78.385 and 78.390

Important: Read attached instructions before completing form.

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporation

1.  Name of corporation: ETELCHARGE.COM

2.  The articles have been amended as follows (provide article numbers, if available):

ARTICLE III:                                 The amount of the total authorized capital of this corporation is 250,000,000 shares each with a par value of three tenths of one cent ($.003).  Such shares are non-assessable.

3.  The vote b which the stockholders holding shares in the corporation entitling them to exercise at least a majority or the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:  MAJORITY

4.  Effective date of filing (optional):  3/25/05

5.  Officer Signature (required):  /s/  [illegible]

*If any proposed amendment would alter or change any preference or any relative or other tight given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT:  Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20070516119-12 Filing Date and Time 07/26/2007 8:00 AM Entity Number C13914-1999
Certificate of Amendment (PURSUANT TO NRS 78.385 and 78.390

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporation

(Pursuant to NRS 78.385 and 78.390 – After issuance of Stock)

1.  Name of corporation: ETELCHARGE.COM

2.  The articles have been amended as follows (provide article numbers, if available):

ARTICLE III (three):

The amount of the total authorized capital of this corporation is 400,000,000 shares each with a par value of three tenths of one cent ($.003).  Such shares are non-assessable.

3.  The vote b which the stockholders holding shares in the corporation entitling them to exercise at least a majority or the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:  MAJORITY

4.  Effective date of filing (optional):  7/26/07

5.  Officer Signature (Required):  /s/[illegible]

*If any proposed amendment would alter or change any preference or any relative or other tight given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.